Exhibit 99.1

RenaissanceRe to Participate in the Merrill Lynch Insurance Investor Conference

PEMBROKE, Bermuda—(BUSINESS WIRE)—Feb. 16, 2009—RenaissanceRe Holdings Ltd. (NYSE: RNR) announced today that Neill A. Currie, President and Chief Executive Officer, and Fred R. Donner, Executive Vice President and Chief Financial Officer, will participate in the Merrill Lynch Insurance Investor Conference at 4 World Financial Center in New York on Tuesday, February 24, 2009. Mr. Currie will deliver a presentation scheduled to take place at 3:10pm ET.

Slides from Mr. Currie’s presentation, as well as a live, listen-only audio webcast, will be available on the Company’s website at www.renre.com under “Investor Information/Investor Presentations”. A replay of the audio webcast will be available on the website until March 9, 2009.

RenaissanceRe Holdings Ltd. is a global provider of reinsurance and insurance. Our business consists of two segments: (1) Reinsurance, which includes catastrophe reinsurance, specialty reinsurance and certain joint ventures and other investments managed by our subsidiary RenaissanceRe Ventures Ltd., and (2) Individual Risk business, which includes primary insurance and quota share reinsurance.

SOURCE: RenaissanceRe Holdings Ltd.

CONTACT: Investors:

RenaissanceRe Holdings Ltd.

Fred R. Donner, 441-295-4513

Executive Vice President and

Chief Financial Officer

or

Media:

Kekst and Company

David Lilly or Dawn Dover

212-521-4800